Sequoia Mortgage Trust 2013-4

Mortgage Pass-Through Certificates, Series 2013-4

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-4

Issuing Entity

$567,211,000 (Approximate)

Preliminary Term Sheet

March 12, 2013

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Barclays Capital Inc.
Underwriter and Lead Manager and Sole Bookrunner

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847 or by e-mailing barclaysprospectus@broadridge.com.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials may be confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Offered Certificates: $567,211,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	220,204,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (2)	4.93	4/13-6/35	6.25%	$100,000	Senior
A-2	220,204,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (3)	4.93	4/13-6/35	6.25%	$100,000	Senior
A-3	78,897,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (4)	2.99	4/13-12/20	6.25%	$100,000	Senior
A-4	21,103,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (5)	12.21	12/20-6/35	6.25%	$100,000	Senior
A-IO1(6)	540,408,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (7)	N/A	N/A	N/A	100%	Notional/Senior
A-IO2(8)	78,897,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (9)	N/A	N/A	N/A	$1,000,000	Notional/Senior
B-1	10,952,000	AAsf/NR/NR	3.517 (10)	8.93	4/13-7/28	4.35%	$100,000	Subordinate
B-2	9,511,000	Asf/NR /NR	3.517 (10)	8.93	4/13-7/28	2.70%	$100,000	Subordinate
B-3	6,340,000	BBBsf/NR/NR	3.517 (10)	8.93	4/13-7/28	1.60%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings ([Fitch/KBRA/ Moody’s])	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	3,170,000	BBsf/NR/NR	3.517 (10)					Subordinate
B-5	6,054,465	NR/NR/NR	3.517 (10)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in April 2013 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the Net WAC for such distribution date.
(3)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the Net WAC for such distribution date.
(4)	The interest rate on the Class A-3 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the Net WAC over the Class A-IO2 interest rate for such distribution date.
(5)	The interest rate on the Class A-4 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the Net WAC for such distribution date.
(6)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates immediately prior to such distribution date.
(7)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of the Net WAC for such distribution date over the weighted average interest rates of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-IO2 Certificates weighted by the Class Principal Amounts of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.
(8)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-3 Certificates immediately prior to such distribution date.
(9)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to [ ]%.
(10)	Net WAC.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2013-4
Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2013-4
Sponsor	RWT Holdings, Inc.
Seller	Redwood Residential Acquisition Corporation
Depositor	Sequoia Residential Funding, Inc.
Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB
Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.
Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.
Master Servicer	Wells Fargo Bank, N.A.
Servicers

Cenlar FSB, approximately 88.67% and First Republic Bank, approximately 11.33%, each by stated principal balance.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	First Republic Bank, approximately 11.33%; Cole Taylor Bank, approximately 8.47%; PrimeLending, a PlainsCapital Company, approximately 7.91%; United Shore Financial Services, LLC approximately 6.16%; Fremont Bank, approximately 5.29%, each by stated principal balance. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans by stated principal balance.
Custodian	Wells Fargo Bank, N.A.
Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.
Ratings

In preparing for the offering, the sponsor engaged Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Ratings Group (“S&P”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA, Moody’s and S&P setting forth the terms on which each of Fitch, KBRA, Moody’s and S&P would provide such ratings. Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates.  It is expected that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1 and Class A-IO2 Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 3 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 3 of this Term Sheet.

With respect to S&P, the sponsor subsequently terminated its engagement letter. The preliminary assessment by S&P of the risks attributable to the mortgage loans contributed to a preliminary determination by S&P that the initial subordination level needed to support the AAA-rated Offered Certificates would be approximately 4.25%.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Cut-off Date	The close of business on March 1, 2013.
Expected Closing Date	On or about March 21, 2013.
Expected Investor Settlement Date	On or about March 21, 2013.
Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in April 2013.
Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.
Residual Certificates	The Class R Certificates and Class LT-R Certificates.
Senior Certificates	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1 and Class A-IO2 Certificates.
Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.
Offered Certificates	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates will be offered.
Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans

716 fixed rate mortgage loans. 706 mortgage loans, representing approximately 98.58% of the mortgage pool by stated principal balance, have an original term to maturity of 30 years. 1 mortgage loan, representing approximately 0.14% of the mortgage pool by stated principal balance, has an original term to maturity of 25 years. 9 mortgage loans, representing approximately 1.28% of the mortgage pool by stated principal balance, have an original term to maturity of 20 years. 9 mortgage loans (representing approximately 2.21% of the mortgage pool) by stated principal balance are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units, townhouses and planned unit developments.

Approximately 0.41% and 10.07% of the mortgage loans by stated principal balance require mortgagors to pay prepayment charges if, during the first three or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers (the “Servicing Fee”), provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) calculated as 0.0146% annually on the principal balance of the mortgage loans and the Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as 0.0009% annually on the principal balance of the mortgage loans. The servicing, master servicing and trustee fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Net Mortgage Rate	With respect to any mortgage loan and any Distribution Date, the related mortgage rate as of the due date in the month preceding the month of such Distribution Date reduced by the Master Servicing Fee, the Trustee Fee and the Servicing Fee.
Net WAC	With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under the pooling and servicing agreement and the Custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.
Structure	Senior/subordinate, shifting interest.
Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/ Moody’s	Bond Size	Initial Subordination
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	38.20%	6.25%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	38.20%	6.25%
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	13.69%	6.25%
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	3.66%	6.25%
Class B-1	AAsf/NR/NR	1.90%	4.35%
Class B-2	Asf/NR/NR	1.65%	2.70%
Class B-3	BBBsf/NR/NR	1.10%	1.60%

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s Servicing Fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the Master Servicing Fee.
Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for related advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.
Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.
Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Certificate Writedown Amount

The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date, which will be applied for each class of Subordinate Certificates in reverse order of their priority and, after the Credit Support Depletion Date, on a pro-rata basis to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Senior Percentage (Senior %)	For any Distribution Date and the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 93.75%.
Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
April 2013-March 2018	100%
April 2018-March 2019	the Senior % plus 70% of the Subordinate %
April 2019-March 2020	the Senior % plus 60% of the Subordinate %
April 2020-March 2021	the Senior % plus 40% of the Subordinate %
April 2021-March 2022	the Senior % plus 20% of the Subordinate %
April 2022 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction in the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in April 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 6.25%.
Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments or writedowns on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
April 2018 – March 2019	20%
April 2019 – March 2020	25%
April 2020 – March 2021	30%
April 2021 – March 2022	35%
April 2022 and thereafter	40%

Realized Loss

An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1 and Class A-IO2 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates, the Senior Principal Distribution Amount, concurrently as follows:

a)    to the Class A-1 and Class A-2 Certificates, a pro-rata portion of the Senior Principal Distribution Amount based upon the aggregate Class Principal Amount of such classes relative to the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates, allocated pro-rata to the Class A-1 and Class A-2 Certificates based upon their respective Class Principal Amounts, until their Class Principal Amounts have been reduced to zero; and

b)    to the Class A-3 and Class A-4 Certificates, the remaining portion of the Senior Principal Distribution Amount, allocated sequentially to the Class A-3 Certificates until their Class Principal Amount has been reduced to zero and then to the Class A-4 Certificates, until their Class Principal Amount has been reduced to zero;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) or other share as described under “Subordinate Principal Distribution Amount” below of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Notwithstanding the above on and after the Credit Support Depletion Date the Senior Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro-rata in accordance with their respective Class Principal Amounts.

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.
Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.
Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Net Prepayment Interest Shortfall

For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	For each mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the April 2013 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the April Distribution Date, the period commencing on March 1, 2013 through April 14, 2013. For each mortgage loan serviced by First Republic Bank and each Distribution Date, the calendar month preceding the month in which the related distribution date occurs.
Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)   the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)   the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)   with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)   any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

If on any Distribution Date the allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such classes of certificates of the Senior Principal Distribution Amount for that Distribution Date will be limited to the amount necessary to reduce the Class Principal Amount of such certificates to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date the aggregate of the aggregate Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 6.25%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 6.25%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the Servicing Fees, the Trustee Fee and the Master Servicing Fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the Master Servicing Fee and the Trustee Fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $125,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	6.25%
B-2	4.35%
B-3	2.70%
B-4	1.60%
B-5	1.05%

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro-rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Sponsor’s Risk Retention

The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4 and Class B-5 Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-4 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.
Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.
Registration	The Offered Certificates will be issuable in book-entry form through DTC.
Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1 and Class A-IO2 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.
ERISA Considerations

The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO2 Certificates will be placed by an underwriter.  Each beneficial owner of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-IO2 Certificates or any interest therein (and each beneficial owner of Class A-IO1, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody’s, Fitch, Standard and Poor’s, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

SMMEA Treatment	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1 and Class A-IO2 and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) on the Closing Date because they will be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2 and Class B-1 Certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of such alternative standard, even if such classes retain the aforementioned ratings.
Stated Final Maturity Date	The Distribution Date in April 2043. The actual final Distribution Date could be substantially earlier.
Record Date	For any Distribution Date, the last business day of the calendar month preceding the related Distribution Date.
Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 92.30% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 92.30% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.
Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Stated Principal Balances as of the Cut-off date.

		Minimum	Maximum
Stated Principal Balance:	$576,435,465.08	$382,689.77	$3,553,957.24
Number of Mortgage Loans:	716
30 Year Fixed Rate Percentage:	98.58%
25 Years Fixed Rate Percentage:	0.14%
20 Year Fixed Rate Percentage:	1.28%
Average Stated Principal Balance:	$805,077.47
Weighted Average Gross Mortgage Rate:	3.783%	3.100%	4.375%
Weighted Average Seasoning:	1 Month	0 Months	5 Months
Weighted Average Original LTV Ratio:	63.77%	11.49%	80.00%
Weighted Average Original Combined LTV Ratio:	64.94%	17.46%	83.11%
Weighted Average Original Credit Score:	773	681	839
Weighted Average Original Debt-to-Income Ratio:	29.38%	3.19%	58.72%
Original Interest Only (10 Years) Loans Percentage:	2.21%
Weighted Average Original Term to Maturity:	358 Months	240 Months	360 Months
Weighted Average Remaining Term to Maturity:	357 Months	238 Months	360 Months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	11.24%

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Fixed 20 Year	9	7,377,938.18	1.28	819,770.91	3.394	760	44.33	50.97
Fixed 25 Year	1	818,346.62	0.14	818,346.62	3.750	802	71.30	71.30
Fixed 30 Year	706	568,239,180.28	98.58	804,871.36	3.788	773	64.01	65.11
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Stated Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
300,000.01 to 400,000.00	2	780,289.52	0.14	390,144.76	3.150	697	21.94	33.02
400,000.01 to 500,000.00	32	14,995,218.74	2.60	468,600.59	3.775	774	66.18	66.74
500,000.01 to 600,000.00	114	63,464,592.88	11.01	556,706.96	3.811	772	66.53	67.76
600,000.01 to 700,000.00	139	91,401,272.09	15.86	657,563.11	3.775	774	64.15	65.72
700,000.01 to 800,000.00	141	103,963,946.44	18.04	737,332.95	3.786	773	61.40	62.72
800,000.01 to 900,000.00	95	80,852,591.16	14.03	851,079.91	3.830	770	66.18	67.41
900,000.01 to 1,000,000.00	107	102,439,562.62	17.77	957,379.09	3.807	772	64.57	65.42
1,000,000.01 to 1,100,000.00	23	24,298,403.69	4.22	1,056,452.33	3.715	783	63.43	64.49
1,100,000.01 to 1,200,000.00	16	18,338,661.17	3.18	1,146,166.32	3.748	771	61.28	62.43
1,200,000.01 to 1,300,000.00	14	17,671,718.99	3.07	1,262,265.64	3.743	788	59.76	60.77
1,300,000.01 to 1,400,000.00	9	12,144,385.28	2.11	1,349,376.14	3.812	773	65.23	65.23
1,400,000.01 to 1,500,000.00	3	4,405,886.22	0.76	1,468,628.74	3.585	782	64.15	64.15
1,500,000.01 to 1,600,000.00	4	6,263,482.30	1.09	1,565,870.58	3.612	764	52.34	52.34
1,600,000.01 to 1,700,000.00	1	1,646,127.63	0.29	1,646,127.63	3.875	774	59.49	70.00
1,700,000.01 to 1,800,000.00	3	5,291,809.80	0.92	1,763,936.60	3.832	756	64.79	64.79
1,800,000.01 to 1,900,000.00	5	9,358,469.37	1.62	1,871,693.87	3.679	767	62.37	62.37
1,900,000.01 to 2,000,000.00	2	3,993,804.90	0.69	1,996,902.45	3.675	752	76.17	76.17
2,000,000.01 to 2,100,000.00	1	2,029,100.00	0.35	2,029,100.00	3.900	769	56.16	70.00
2,100,000.01 to 2,200,000.00	1	2,097,449.80	0.36	2,097,449.80	3.750	743	51.39	51.39
2,400,000.01 to 2,500,000.00	3	7,444,735.24	1.29	2,481,578.41	3.626	783	59.53	59.53
2,500,000.01 to 4,000,000.00	1	3,553,957.24	0.62	3,553,957.24	3.600	752	55.70	55.70
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The average stated principal balance of the mortgage loans at origination was approximately $806,690.57.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Stated Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
300,000.01 to 400,000.00	2	780,289.52	0.14	390,144.76	3.150	697	21.94	33.02
400,000.01 to 500,000.00	32	14,995,218.74	2.60	468,600.59	3.775	774	66.18	66.74
500,000.01 to 600,000.00	114	63,464,592.88	11.01	556,706.96	3.811	772	66.53	67.76
600,000.01 to 700,000.00	143	94,199,764.49	16.34	658,739.61	3.773	775	64.04	65.61
700,000.01 to 800,000.00	137	101,165,454.04	17.55	738,433.97	3.789	773	61.43	62.75
800,000.01 to 900,000.00	97	82,650,757.23	14.34	852,069.66	3.834	769	66.19	67.54
900,000.01 to 1,000,000.00	106	101,638,338.42	17.63	958,852.25	3.805	772	64.63	65.38
1,000,000.01 to 1,100,000.00	23	24,400,708.17	4.23	1,060,900.36	3.710	781	63.30	64.36
1,100,000.01 to 1,200,000.00	15	17,239,414.82	2.99	1,149,294.32	3.740	773	60.66	61.88
1,200,000.01 to 1,300,000.00	14	17,671,718.99	3.07	1,262,265.64	3.743	788	59.76	60.77
1,300,000.01 to 1,400,000.00	9	12,144,385.28	2.11	1,349,376.14	3.812	773	65.23	65.23
1,400,000.01 to 1,500,000.00	3	4,405,886.22	0.76	1,468,628.74	3.585	782	64.15	64.15
1,500,000.01 to 1,600,000.00	4	6,263,482.30	1.09	1,565,870.58	3.612	764	52.34	52.34
1,600,000.01 to 1,700,000.00	1	1,646,127.63	0.29	1,646,127.63	3.875	774	59.49	70.00
1,700,000.01 to 1,800,000.00	3	5,291,809.80	0.92	1,763,936.60	3.832	756	64.79	64.79
1,800,000.01 to 1,900,000.00	5	9,358,469.37	1.62	1,871,693.87	3.679	767	62.37	62.37
1,900,000.01 to 2,000,000.00	2	3,993,804.90	0.69	1,996,902.45	3.675	752	76.17	76.17
2,000,000.01 to 2,100,000.00	2	4,126,549.80	0.72	2,063,274.90	3.824	756	53.74	60.54
2,400,000.01 to 2,500,000.00	3	7,444,735.24	1.29	2,481,578.41	3.626	783	59.53	59.53
2,500,000.01 to 4,000,000.00	1	3,553,957.24	0.62	3,553,957.24	3.600	752	55.70	55.70
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The average stated principal balance of the mortgage loans as of the cut-off date was approximately $805,077.47.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.001 to 3.250	10	7,024,967.55	1.22	702,496.76	3.157	776	52.54	57.88
3.251 to 3.500	70	60,007,768.19	10.41	857,253.83	3.465	779	57.46	58.92
3.501 to 3.750	299	245,164,229.91	42.53	819,947.26	3.698	773	62.49	63.40
3.751 to 4.000	284	221,995,638.36	38.51	781,674.78	3.906	773	66.12	67.33
4.001 to 4.250	47	37,503,895.55	6.51	797,955.22	4.161	762	68.99	70.52
4.251 to 4.500	6	4,738,965.52	0.82	789,827.59	4.375	751	75.17	75.17
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.783%.

Seasoning of the Mortgage Loans as of the Cut-off Date
Seasoning (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	26	22,100,800.00	3.83	850,030.77	3.678	764	61.38	62.47
1 to 2	649	519,750,522.62	90.17	800,848.26	3.780	773	63.78	64.99
3 to 4	40	33,783,890.96	5.86	844,597.27	3.892	770	64.98	65.46
5 to 6	1	800,251.50	0.14	800,251.50	4.000	784	75.00	75.00
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 1 month.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
10.01 to 15.00	2	1,091,620.39	0.19	545,810.20	3.540	751	13.73	21.29
15.01 to 20.00	2	1,330,957.26	0.23	665,478.63	3.653	773	18.51	18.51
20.01 to 25.00	2	1,314,111.19	0.23	657,055.60	3.750	780	23.17	23.17
25.01 to 30.00	12	9,719,834.00	1.69	809,986.17	3.588	770	26.71	34.81
30.01 to 35.00	11	8,134,113.21	1.41	739,464.84	3.635	764	32.81	34.63
35.01 to 40.00	17	12,912,484.65	2.24	759,557.92	3.715	770	37.71	38.86
40.01 to 45.00	32	27,445,220.53	4.76	857,663.14	3.765	776	43.28	45.44
45.01 to 50.00	36	31,106,746.40	5.40	864,076.29	3.696	769	47.69	50.83
50.01 to 55.00	47	42,218,150.93	7.32	898,258.53	3.735	774	53.02	55.14
55.01 to 60.00	77	67,236,375.71	11.66	873,199.68	3.738	774	57.80	60.00
60.01 to 65.00	100	75,062,288.16	13.02	750,622.88	3.770	775	63.14	63.98
65.01 to 70.00	113	93,656,098.46	16.25	828,815.03	3.800	768	68.22	69.10
70.01 to 75.00	110	89,277,124.64	15.49	811,610.22	3.829	772	73.84	73.98
75.01 to 80.00	155	115,930,339.55	20.11	747,937.67	3.851	775	79.01	79.04
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 63.77%.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
15.01 to 20.00	3	1,713,647.03	0.30	571,215.68	3.541	756	16.94	18.28
20.01 to 25.00	3	2,023,041.81	0.35	674,347.27	3.750	780	20.29	23.24
25.01 to 30.00	8	6,522,283.53	1.13	815,285.44	3.634	782	26.45	26.45
30.01 to 35.00	9	7,027,559.43	1.22	780,839.94	3.639	766	32.75	32.75
35.01 to 40.00	16	11,639,770.67	2.02	727,485.67	3.728	767	36.83	37.62
40.01 to 45.00	28	25,025,970.27	4.34	893,784.65	3.762	775	42.62	43.28
45.01 to 50.00	28	25,164,972.10	4.37	898,749.00	3.657	768	46.67	47.91
50.01 to 55.00	39	35,733,637.78	6.20	916,247.12	3.701	772	52.53	53.02
55.01 to 60.00	76	64,584,935.09	11.20	849,801.78	3.735	774	55.86	57.73
60.01 to 65.00	97	72,284,634.38	12.54	745,202.42	3.774	775	61.91	62.99
65.01 to 70.00	120	102,470,821.92	17.78	853,923.52	3.792	769	66.79	68.24
70.01 to 75.00	118	94,192,243.32	16.34	798,239.35	3.821	772	72.55	73.68
75.01 to 80.00	170	127,376,990.26	22.10	749,276.41	3.853	775	77.97	78.97
80.01 to 85.00	1	674,957.49	0.12	674,957.49	3.750	799	69.29	83.11
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 64.94%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 64.78%.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Credit Scores of the Mortgage Borrower at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
681 to 690	1	989,603.68	0.17	989,603.68	4.125	681	36.70	36.70
691 to 700	4	2,163,103.85	0.38	540,775.96	3.364	697	29.97	47.31
701 to 710	7	5,503,232.10	0.95	786,176.01	3.827	705	57.72	57.72
711 to 720	11	8,385,318.30	1.45	762,301.66	3.790	717	64.61	65.63
721 to 730	34	25,439,538.26	4.41	748,221.71	3.853	725	66.49	66.88
731 to 740	43	36,658,935.13	6.36	852,533.38	3.856	736	63.08	64.56
741 to 750	41	31,814,737.29	5.52	775,969.20	3.840	745	66.85	67.97
751 to 760	46	41,966,564.95	7.28	912,316.63	3.794	755	63.26	63.70
761 to 770	104	86,868,024.81	15.07	835,269.47	3.743	766	63.32	64.38
771 to 780	109	82,242,811.59	14.27	754,521.21	3.792	776	64.31	65.94
781 to 790	125	100,935,993.34	17.51	807,487.95	3.796	786	64.01	65.24
791 to 800	107	88,461,584.45	15.35	826,743.78	3.766	795	64.55	65.50
801 to 810	70	55,458,357.16	9.62	792,262.25	3.745	805	62.76	64.12
811 to 820	12	8,257,580.50	1.43	688,131.71	3.628	814	61.88	61.88
821 to 840	2	1,290,079.67	0.22	645,039.84	3.517	830	46.93	46.93
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average credit score of the mortgage loans at origination was approximately 773.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Two Years Income with Assets	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5,000.01 to 10,000.00	22	13,748,067.02	2.39	624,912.14	3.768	782	61.81	62.34
10,000.01 to 20,000.00	264	182,833,394.95	31.72	692,550.74	3.794	773	64.04	64.87
20,000.01 to 30,000.00	232	185,976,510.27	32.26	801,622.89	3.794	771	65.50	66.76
30,000.01 to 40,000.00	86	77,246,139.33	13.40	898,210.92	3.790	772	64.19	65.72
40,000.01 to 50,000.00	49	50,557,010.74	8.77	1,031,775.73	3.725	779	61.51	62.63
50,000.01 to 60,000.00	19	18,874,928.28	3.27	993,417.28	3.848	769	61.27	61.27
60,000.01 to 70,000.00	16	18,562,855.18	3.22	1,160,178.45	3.719	768	57.25	58.95
70,000.01 to 80,000.00	8	6,668,656.69	1.16	833,582.09	3.749	764	51.04	61.91
80,000.01 to 90,000.00	6	7,740,044.81	1.34	1,290,007.47	3.592	772	64.85	64.85
90,000.01 to 100,000.00	5	5,141,668.63	0.89	1,028,333.73	3.916	763	68.59	68.59
100,000.01 to 200,000.00	8	8,402,044.16	1.46	1,050,255.52	3.733	771	59.11	59.11
200,000.01 to 300,000.00	1	684,145.02	0.12	684,145.02	3.625	806	60.00	60.00
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average monthly income of the mortgage borrower at origination was approximately $30,670.90.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 to 5.00	2	1,238,726.80	0.21	619,363.40	3.737	806	50.11	50.11
5.01 to 10.00	13	11,777,319.36	2.04	905,947.64	3.810	767	62.49	63.07
10.01 to 15.00	37	31,088,396.74	5.39	840,226.94	3.755	778	66.28	67.30
15.01 to 20.00	81	61,233,437.33	10.62	755,968.36	3.769	775	64.46	65.84
20.01 to 25.00	120	93,709,500.97	16.26	780,912.51	3.783	775	63.58	64.64
25.01 to 30.00	122	97,156,926.13	16.85	796,368.25	3.788	772	64.78	66.07
30.01 to 35.00	112	97,323,425.29	16.88	868,959.15	3.783	770	62.62	64.08
35.01 to 40.00	111	85,979,689.21	14.92	774,591.79	3.804	773	64.97	65.52
40.01 to 45.00	104	82,557,851.54	14.32	793,825.50	3.774	770	62.34	63.83
45.01 to 50.00	10	11,277,757.73	1.96	1,127,775.77	3.747	775	65.51	66.27
50.01 to 55.00	3	2,507,220.63	0.43	835,740.21	3.873	753	45.62	48.00
55.01 to 60.00	1	585,213.35	0.10	585,213.35	3.700	780	34.52	34.52
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 29.38%.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 to 20,000.00	1	617,732.94	0.11	617,732.94	3.250	742	75.00	75.00
20,000.01 to 50,000.00	52	33,868,176.56	5.88	651,311.09	3.794	777	64.46	65.49
50,000.01 to 100,000.00	134	99,029,080.09	17.18	739,022.99	3.824	774	66.70	67.56
100,000.01 to 150,000.00	110	82,935,783.31	14.39	753,961.67	3.816	771	65.82	66.69
150,000.01 to 200,000.00	66	49,553,109.66	8.60	750,804.69	3.787	775	66.77	68.37
200,000.01 to 250,000.00	54	43,926,582.92	7.62	813,455.24	3.793	768	66.07	68.31
250,000.01 to 300,000.00	41	33,046,315.82	5.73	806,007.70	3.850	768	66.12	66.41
300,000.01 to 350,000.00	34	29,575,351.96	5.13	869,863.29	3.740	772	61.39	61.77
350,000.01 to 400,000.00	30	24,814,448.50	4.30	827,148.28	3.783	770	66.07	66.44
400,000.01 to 450,000.00	20	18,623,198.17	3.23	931,159.91	3.777	769	67.88	69.00
450,000.01 to 500,000.00	7	5,290,775.95	0.92	755,825.14	3.701	791	65.30	66.21
500,000.01 to 550,000.00	18	15,683,607.22	2.72	871,311.51	3.754	777	59.11	59.83
550,000.01 to 600,000.00	12	11,445,540.75	1.99	953,795.06	3.761	772	60.26	62.49
600,000.01 to 650,000.00	8	8,835,787.68	1.53	1,104,473.46	3.805	774	58.04	59.25
650,000.01 to 700,000.00	10	8,984,626.40	1.56	898,462.64	3.838	773	59.76	61.09
700,000.01 to 750,000.00	16	11,510,233.29	2.00	719,389.58	3.715	785	59.78	61.88
750,000.01 to 800,000.00	6	5,575,456.24	0.97	929,242.71	3.839	782	67.98	67.98
800,000.01 to 850,000.00	9	8,794,208.23	1.53	977,134.25	3.687	760	60.87	63.10
850,000.01 to 900,000.00	5	4,468,640.20	0.78	893,728.04	3.749	784	62.97	62.97
900,000.01 to 950,000.00	4	3,324,625.24	0.58	831,156.31	3.688	773	60.32	60.32
950,000.01 to 1,000,000.00	2	1,694,429.77	0.29	847,214.89	3.721	787	50.66	50.66
1,000,000.01 to 3,000,000.00	64	61,804,548.79	10.72	965,696.07	3.721	774	56.55	58.36
3,000,000.01 to 5,000,000.00	3	2,443,784.18	0.42	814,594.73	3.427	793	56.93	56.93
5,000,000.01 to 7,000,000.00	4	5,189,309.49	0.90	1,297,327.37	3.783	772	53.59	53.59
7,000,000.01 to 9,000,000.00	2	1,460,684.40	0.25	730,342.20	3.646	712	45.22	45.22
9,000,000.01 to 11,000,000.00	3	2,942,485.45	0.51	980,828.48	3.278	742	39.38	49.97
15,000,000.01 to 17,000,000.00	1	996,941.87	0.17	996,941.87	4.000	777	74.97	74.97
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average verified assets of the mortgage borrowers at origination was approximately $586,196.31.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Self-Employed	520	411,572,360.21	71.40	791,485.31	3.780	774	64.32	65.40
Self-Employed	196	164,863,104.87	28.60	841,138.29	3.789	769	62.40	63.79
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	707	563,722,065.08	97.79	797,343.80	3.782	773	63.80	64.94
120	9	12,713,400.00	2.21	1,412,600.00	3.792	767	62.49	64.70
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Owner-Occupied	688	553,354,528.37	96.00	804,294.37	3.779	773	63.94	65.06
Second Home	20	16,810,592.75	2.92	840,529.64	3.759	765	59.74	61.93
Investment Property	8	6,270,343.96	1.09	783,793.00	4.138	779	59.45	62.34
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Rate Term Refinance	494	393,127,676.00	68.20	795,805.01	3.788	774	62.14	63.59
Purchase	156	130,055,869.39	22.56	833,691.47	3.782	772	71.80	72.21
Cash-Out Refinance	64	51,839,020.51	8.99	809,984.70	3.743	768	55.71	56.67
Construction to Permanent	2	1,412,899.18	0.25	706,449.59	3.842	766	74.67	74.67
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Detached	505	409,600,014.42	71.06	811,089.14	3.774	772	63.07	64.38
Planned Unit Development	169	128,815,241.47	22.35	762,220.36	3.830	774	67.19	67.99
Condominium	30	25,893,121.88	4.49	863,104.06	3.689	775	61.68	62.59
Cooperative Unit	7	6,973,854.11	1.21	996,264.87	3.711	752	55.75	55.75
Two-to-Four Family	4	4,130,844.75	0.72	1,032,711.19	3.959	777	53.93	56.02
Townhouse	1	1,022,388.45	0.18	1,022,388.45	3.500	794	61.13	61.13
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	277	242,828,406.07	42.13	876,636.85	3.780	774	61.44	62.74
Massachusetts	77	56,170,378.86	9.74	729,485.44	3.782	772	64.32	65.75
Washington	61	41,451,418.73	7.19	679,531.45	3.778	772	68.24	70.63
Texas	43	31,953,268.29	5.54	743,099.26	3.795	771	64.75	65.67
New York	29	30,674,740.25	5.32	1,057,749.66	3.716	764	59.39	60.31
Illinois	35	25,685,334.63	4.46	733,866.70	3.836	775	67.60	67.94
Virginia	24	20,722,331.73	3.59	863,430.49	3.710	771	65.32	66.84
Colorado	26	19,636,476.85	3.41	755,249.11	3.782	783	67.43	67.63
Maryland	20	15,763,834.85	2.73	788,191.74	3.786	771	67.03	67.84
Connecticut	16	14,673,297.56	2.55	917,081.10	3.770	778	55.20	56.72
Georgia	12	8,290,866.46	1.44	690,905.54	3.837	770	73.08	73.08
Florida	9	5,690,533.93	0.99	632,281.55	3.849	761	65.87	65.87
North Carolina	9	5,579,818.95	0.97	619,979.88	3.826	777	68.75	68.75
Arizona	7	5,446,058.08	0.94	778,008.30	3.775	773	70.69	72.05
District of Columbia	6	5,150,995.76	0.89	858,499.29	3.734	772	63.00	65.81
Tennessee	7	4,895,008.76	0.85	699,286.97	3.754	762	70.34	70.34
New Jersey	6	4,882,859.75	0.85	813,809.96	3.810	770	55.91	58.24
Oregon	7	4,781,887.30	0.83	683,126.76	3.865	768	66.24	66.24
South Carolina	7	4,662,734.34	0.81	666,104.91	3.811	763	64.00	64.00
Utah	5	3,630,174.13	0.63	726,034.83	4.084	749	68.28	68.28
Missouri	4	3,493,882.05	0.61	873,470.51	3.825	781	76.34	76.34
Minnesota	5	3,133,783.10	0.54	626,756.62	3.634	768	70.48	70.48
Nevada	3	2,945,577.38	0.51	981,859.13	3.779	787	57.24	57.24
Pennsylvania	3	2,149,017.98	0.37	716,339.33	3.976	768	72.07	72.07
Michigan	4	2,046,711.84	0.36	511,677.96	3.934	767	67.39	69.92
Ohio	2	1,757,174.11	0.30	878,587.06	3.875	793	74.52	74.52
Alabama	2	1,635,560.19	0.28	817,780.10	3.813	799	69.87	71.22
Kansas	2	1,469,408.37	0.25	734,704.19	3.749	778	72.13	72.13
New Mexico	2	1,052,103.24	0.18	526,051.62	3.934	761	74.35	74.35
Louisiana	1	800,025.09	0.14	800,025.09	3.625	772	75.00	75.00
Delaware	1	713,899.13	0.12	713,899.13	3.625	798	63.83	63.83
New Hampshire	1	684,145.02	0.12	684,145.02	3.625	806	60.00	60.00
Oklahoma	1	672,687.68	0.12	672,687.68	3.625	750	67.37	67.37
Nebraska	1	665,995.39	0.12	665,995.39	3.750	786	79.40	79.40
Rhode Island	1	645,069.23	0.11	645,069.23	4.000	808	77.83	77.83
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
San Francisco, CA	24	22,915,711.29	3.98	954,821.30	3.764	775	59.16	61.18
Dallas, TX	15	13,702,871.86	2.38	913,524.79	3.827	768	60.64	60.64
Los Angeles, CA	13	10,762,992.76	1.87	827,922.52	3.816	766	61.19	63.05
Seattle, WA	16	10,537,376.66	1.83	658,586.04	3.699	772	68.75	70.66
San Diego, CA	12	10,483,758.11	1.82	873,646.51	3.790	771	66.04	66.04
New York, NY	10	9,884,342.11	1.71	988,434.21	3.537	754	53.39	53.39
Newton, MA	12	9,503,478.36	1.65	791,956.53	3.866	773	68.84	69.77
Chicago, IL	10	8,433,491.66	1.46	843,349.17	3.876	766	62.35	63.38
Brooklyn, NY	6	8,128,851.33	1.41	1,354,808.56	3.695	777	61.98	61.98
Boulder, CO	10	7,963,338.27	1.38	796,333.83	3.754	783	65.66	65.66
Other	588	464,119,252.67	80.52	789,318.46	3.787	773	64.13	65.35
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
240	9	7,377,938.18	1.28	819,770.91	3.394	760	44.33	50.97
300	1	818,346.62	0.14	818,346.62	3.750	802	71.30	71.30
360	706	568,239,180.28	98.58	804,871.36	3.788	773	64.01	65.11
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average original term to maturity of the mortgage loans at origination was approximately 358 months.

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
237 to 238	5	4,083,942.12	0.71	816,788.42	3.375	743	45.98	55.17
239 to 240	4	3,293,996.06	0.57	823,499.02	3.419	781	42.28	45.76
299 to 300	1	818,346.62	0.14	818,346.62	3.750	802	71.30	71.30
355 to 356	8	7,113,125.37	1.23	889,140.67	3.970	766	68.44	69.04
357 to 358	185	157,152,523.13	27.26	849,473.10	3.814	774	64.31	65.20
359 to 360	513	403,973,531.78	70.08	787,472.77	3.774	772	63.82	65.01
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 357 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	662	515,984,171.71	89.51	779,432.28	3.794	772	64.20	65.26
36	2	2,385,933.59	0.41	1,192,966.80	3.863	782	73.56	73.56
60	52	58,065,359.78	10.07	1,116,641.53	3.676	774	59.59	61.74
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First Republic Bank	60	65,321,918.50	11.33	1,088,698.64	3.670	773	59.39	61.63
Cole Taylor Bank	61	48,817,620.38	8.47	800,288.86	3.842	779	61.79	62.45
PrimeLending	58	45,573,637.12	7.91	785,752.36	3.824	769	67.64	68.51
Shore Financial Services, Inc.	44	35,523,145.12	6.16	807,344.21	3.822	774	62.29	62.74
Fremont Bank	40	30,486,837.07	5.29	762,170.93	3.748	775	57.62	58.19
Other	453	350,712,306.89	60.84	774,199.35	3.789	772	65.04	66.24
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Retail	450	367,205,200.92	63.70	816,011.56	3.749	771	63.62	64.92
Broker	135	108,225,812.48	18.78	801,672.69	3.857	775	61.46	62.19
Correspondent	131	101,004,451.68	17.52	771,026.35	3.827	775	66.78	67.94
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Servicers of the Mortgage Loans
Servicers	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Cenlar FSB	656	511,113,546.58	88.67	779,136.50	3.797	773	64.33	65.36
First Republic Bank	60	65,321,918.50	11.33	1,088,698.64	3.670	773	59.39	61.63
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First Lien	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	634	511,643,102.92	88.76	807,008.05	3.784	772	64.89	64.89
Has Second Lien at Origination	82	64,792,362.16	11.24	790,150.76	3.776	775	54.89	65.28
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
No Mortgage Insurance	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
September 2012	1	800,251.50	0.14	800,251.50	4.000	784	75.00	75.00
October 2012	7	6,312,873.87	1.10	901,839.12	3.966	764	67.61	68.29
November 2012	36	28,612,121.74	4.96	794,781.16	3.863	778	63.83	64.65
December 2012	175	150,307,602.37	26.08	858,900.58	3.787	773	63.23	64.50
January 2013	482	379,283,781.73	65.80	786,895.81	3.774	772	63.86	65.05
February 2013	15	11,118,833.87	1.93	741,255.59	3.681	773	64.89	65.11
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
January 2033	5	4,083,942.12	0.71	816,788.42	3.375	743	45.98	55.17
February 2033	4	3,293,996.06	0.57	823,499.02	3.419	781	42.28	45.76
February 2038	1	818,346.62	0.14	818,346.62	3.750	802	71.30	71.30
October 2042	1	800,251.50	0.14	800,251.50	4.000	784	75.00	75.00
November 2042	7	6,312,873.87	1.10	901,839.12	3.966	764	67.61	68.29
December 2042	33	27,471,017.09	4.77	832,455.06	3.875	772	64.37	64.81
January 2043	152	129,681,506.04	22.50	853,167.80	3.801	775	64.30	65.28
February 2043	487	381,872,731.78	66.25	784,132.92	3.780	773	63.96	65.15
March 2043	26	22,100,800.00	3.83	850,030.77	3.678	764	61.38	62.47
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Delinquency Status of the Mortgage Loans as of the Cut-off Date
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Current	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Historical Delinquency of the Mortgage Loans
Historical Delinquency (Since Origination)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Never Delinquent	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94
Total:	716	576,435,465.08	100.00	805,077.47	3.783	773	63.77	64.94

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